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                                                                    Exhibit 24.2

                       TEXAS GAS TRANSMISSION CORPORATION

         I, the undersigned, E. Jack Ralph, Assistant Secretary of TEXAS GAS TRANSMISSION CORPORATION, a Delaware corporation (hereinafter called the "Corporation"), do hereby certify that pursuant to Section 141(f) of the General Corporation Law of Delaware, the Board of Directors of this Corporation unanimously consented, as of April 9, 1997, to the following:

                 RESOLVED that the officers of the Corporation be, and they hereby are, authorized to execute and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a shelf Registration Statement on Form S-3, and all amendments and supplements thereto and all required exhibits and documents in connection therewith, and the Prospectus contained therein, and all amendments or supplements thereto (the "Registration Statement"), with respect to not more than two hundred million dollars ($200,000,000) aggregate principal amount of Debt Securities, and to do, or cause to be done, all such other acts and things as, in their opinion or in the opinion of any of them, may be necessary or desirable and proper in order to effect such filing or in order that such Registration Statement and any such amendment or amendments may become effective and may remain in effect as long as shall be required.

                 RESOLVED that the form of power of attorney circulated with this Consent for use in connection with the execution and filing, for and on behalf of the Corporation, of the Registration Statement and any such amendments thereto referred to in the preceding resolution, is hereby approved, and the Chairman of the Board, the President or any Vice President of the Corporation is hereby authorized to execute said power of attorney in the form so presented for and on behalf of the Corporation.

                 RESOLVED that the Mr. William G. von Glahn, Senior Vice President and General Counsel of The Williams Companies, Inc., be, and he hereby is, designated as the person authorized to receive notices and communications from the Securities and

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         Exchange Commission with respect to the Registration Statement and any amendments thereto and that he be, and he hereby is, designated the agent for service in connection with any and all matters relating to the Registration Statement; and that there hereby is conferred upon him the powers enumerated in Rule 478 of the Rules and Regulations promulgated under the Securities Act of 1933, as amended.

                 RESOLVED that the officers of the Corporation be, and each of them hereby is, authorized and directed in the name and on behalf of the Corporation to take any and all actions which such officers deem necessary or appropriate in order to obtain a permit, register or qualify the Debt Securities for issuance and sale or to request an exemption from registration of the Debt Securities or to register or to obtain a license for the Corporation as a dealer or broker under the securities laws of such of the states of the United States of America and of such foreign jurisdictions as such officers may deem necessary or appropriate; and that in connection with such registrations, permits, licenses, qualifications and exemptions, such officers are authorized and directed to execute, acknowledge, verify, deliver, file and publish all such applications, reports, resolutions, irrevocable consents to service of process, powers of attorney and other papers and instruments as may be required under such laws, and to take any and all further action which such officers deem necessary or appropriate in order to maintain the registration in effect for such time period as they may deem to be in the best interests of the Corporation.

                 RESOLVED that if any resolutions are required to be adopted in connection with any application or other document to be submitted under the securities or "Blue Sky" laws of any state in order to permit the offering of the Debt Securities, such resolutions shall be deemed to have been adopted in the required language with the same force and effect as if set forth here at length and copies thereof shall be filed with this Consent.

                 RESOLVED that if an officer of the Corporation shall so elect application may be
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         made to the New York Stock Exchange, Inc. and to the Pacific Stock
         Exchange for the listing upon notice of issuance of the Debt Securities and that the Chairman of the Board, the President or any Vice President or the Secretary of the Corporation be, and each of them hereby is, authorized and directed by the Corporation to prepare, execute and file the applications required by such stock exchange and to make such changes as may be necessary to conform with requirements for the listing of the Debt Securities, to appear (if requested) before officials of such exchange, to pay any fees required for such additional listing and to perform all other acts and things as may be deemed necessary to effect such listing.

                RESOLVED that the Chairman of the Board, the President or any Vice President of the Corporation (a "Designated Officer") be, and each of them hereby is, authorized and empowered to execute, acknowledge and deliver, for and on behalf of the Corporation, and under its corporate seal, which its Secretary or any Assistant Secretary is hereby authorized to affix and attest, an indenture, including a subordinate indenture, between the Corporation and The Bank of New York, as Trustee (the "Indenture") for the purpose of providing for the issuance, registration, transfer, exchange and payment of the Debt Securities to be issued pursuant thereto, each such Indenture to be in the form as the officers executing and delivering the same on behalf of the Corporation shall approved, such approval to be conclusively evidenced by such officer's execution, acknowledgment and delivery of the Indenture.

                RESOLVED that the Chairman of the Board, the President or the Chief Financial Officer of the Corporation be, and each hereby is, in accordance with the foregoing resolutions and the limitations previously approved, authorized to cause the Corporation to issue and sell one or more series of the Debt Securities and, in connection with any such series, determine, approve or appoint, as the case may be:

                (a) the exact aggregate principal amount of the series of Debt Securities, whether Debt
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                        Securities of such series are to be issued as
                        debentures, as notes or as any other evidences of indebtedness or in any combination thereof;

                (b) the designation of the Debt Securities as senior or subordinated indebtedness of the Corporation;

                (c) whether each series of Debt Securities shall be sold with or without competitive bidding, whether through a public offering or by private placement, or a combination thereof;

                (d) the terms and rights of the Debt Securities, consistent with the terms of the respective Indenture and the Registration Statements; provided, however, that no such Debt Securities shall be secured or convertible into any equity securities of the Corporation;

                (e)     the maturity or maturities of the Debt Securities;

                (f) the price to be received by the Corporation in any offering or sale of any of the Debt Securities (which may be at a discount from the principal amount payable at maturity of such Debt Securities), any public offering price and any discount received by, or commission paid to, any underwriters or agents;

                (g) the rate or rates at which the Debt Securities shall bear interest, if any, which rate or rates may vary from time to time in accordance with a formula to be approved by any such officer;

                (h)     the date or dates from which
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                        such interest shall accrue, the dates on which such
                        interest shall be payable and the record date for the interest payable on any interest payment date and/or the method by which such rate or rates or date or dates shall be determined;

                (i) the place or places, where the principal of (premium, if any) and interest, if any, on the Debt Securities shall be payable;

                (j) the option, if any, of the Corporation to redeem the Debt Securities in whole or in part and the period or periods within which, the price or prices at which and the terms and conditions upon which, Debt Securities may be redeemed, in whole or in part, pursuant to such option or any sinking fund or otherwise;

                (k) the obligation, if any, of the Corporation to redeem, purchase or repay Debt Securities pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which, Debt Securities shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation or option;

                (l) the denominations and currencies, including U.S. dollars, foreign currencies and composite currencies, in which the Debt Securities shall be issuable and payable and the election, if any, of holders of Debt Securities to receive payment of principal (and premium, if any) and interest in a currency other than the
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                        currency in which such Debt Securities were issued;

                (m) such other terms, conditions and provision as any such officer shall deem appropriate;

                (n)     the forms of the Debt Securities; and

                (o) whether the Debt Securities will be listed on the New York Stock Exchange.

                 RESOLVED that any Designated Officer be, and each hereby is, authorized to appoint one or more transfer agents or registrars, depositories, authenticating or paying agents, calculation agents, exchange rate agents and any other agents with respect to the Debt Securities, and to execute and deliver, in the name and on behalf of the Corporation, any agreement, instrument or document relating to any such appointment, for the purpose of implementing and giving effect to the provisions of each Indenture; provided, however, that the Corporation may at any time elect to act in the capacity of paying agent.

                 RESOLVED that any Designated Officer be, and each hereby is, authorized and directed to execute and deliver to the Trustee for each Indenture an Issuer Order or Officer's Certificate, as appropriate, referred to in the Indenture and to perform on behalf of the Corporation such other procedures acceptable to such Trustee as may be necessary in order to authorize the authentication and delivery by such Trustee of the Debt Securities.

                 RESOLVED that any Designated Officer be, and each hereby is, authorized and directed to cause the Corporation to enter into agreements (the "Underwriting Agreement" or "Distribution Agreements"), with such investment banking company or companies as any such Designated Officer may choose (the "Agents"), and with such additional or successor Agents as any Designated Officer shall select, in the form as the Designated Officers executing and delivering the same on behalf of the Corporation shall approve, such approval to be conclusively evidenced by such
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        officers execution, acknowledgment and delivery of the Underwriting
        Agreement or Distribution Agreements.

                RESOLVED that any Designated Officer be, and each hereby is, authorized and directed to take, or cause to be taken, and all action which any such Designated Officer may deem necessary or desirable to carry out the purpose and intent of the foregoing resolutions (hereby ratifying and confirming any and all actions taken heretofore or hereafter to accomplish such purposes, all or singular), and to make, execute and deliver, or cause to be made executed and delivered, all agreements, undertakings, documents, instruments or certificates in the name and on behalf of the Corporation as any such Designated Officer may deem necessary or desirable in connection therewith, and to perform, or cause to be performed, the obligations of the Corporation under the Debt Securities, the Indenture, the Underwriting Agreement and the Distribution Agreement (and any terms agreement thereunder) and the Registration Statements, and to pay such fees and expenses as, in their judgment, shall be proper or advisable.

                RESOLVED that the offers of the Corporation be, and each of them hereby is, authorized to take all such further action and to execute and deliver all such further instruments and documents in the name and on behalf of the Corporation with its corporate seal or otherwise and to pay such fees and expenses as, in their judgment, shall be proper or advisable in order to carry out the intent and to accomplish the purposes of the foregoing resolutions.

        I further certify that the foregoing resolutions have not been modified, evoked, or rescinded and are in full force and effect.

        IN WITNESS WHEREOF, I have hereunto set my hand this 16th day of May, 1997.


                                                /s/  E. Jack Ralph
                                                -------------------------
                                                     E. Jack Ralph
                                                     Assistant Secretary